EXHIBIT 99.1

First Capital Bancorp, Inc. Reports Third Quarter 2005 Results
Third quarter fully diluted earnings per share of $.30

First Capital Bancorp, Inc. (OTC Bulletin Board: FCBX) today announced third quarter 2005 earnings of $1.59 million, or $.30 per fully diluted share. Net income for the first nine months of 2005 was $4.18 million or $.80 per fully diluted share. Annualized return on average equity was 9.45 percent and annualized return on average assets was .83 percent for the first nine months of 2005.

Current results reflect the May 28, 2004 merger between the former CNB Holdings, Inc. (“CNB”) and First Capital Bancorp, Inc. (“Old FCBI”) under purchase accounting rules. On May 28, 2004, CNB acquired all of the outstanding common stock of Old FCBI. For accounting purposes, the acquisition has been treated as a recapitalization of Old FCBI, with Old FCBI as the acquirer in a reverse acquisition. Effective December 31, 2004, CNB Holdings, Inc. changed its name to First Capital Bancorp, Inc. (the “Company”). Historical financial statements prior to May 28, 2004 are those of Old FCBI, due to purchase accounting rules. Historical financial statements subsequent to May 28, 2004 are those of the combined company.

On May 26, 2005, First Capital Bancorp, Inc. and Flag Financial Corporation (Nasdaq: FLAG) entered into a definitive agreement for Flag Financial Corporation to acquire First Capital Bancorp, Inc. Subject to regulatory approval, the transaction is expected to close in the fourth quarter of 2005.

Income Statement

Net interest income for the third quarter of 2005 totaled $6.61 million, compared to $6.37 million for the second quarter of 2005. The Company’s net interest margin for the quarter was 4.06% and average non interest-bearing demand deposits were $103.05 million or 16 percent of average interest-earning assets.

Total other expenses for the third quarter were $4.46 million, which was down from $4.58 million for the second quarter of 2005. The largest part of other expenses, salaries and other compensation, was $2.64 million for the third quarter of 2005, down from $2.68 million for the second quarter of 2005. Other expense decreased from the second quarter to $1.40 million.

Balance Sheet

At September 30, 2005, total assets and net loans were $672.43 million and $488.49 million respectively. The Company continues to experience flat loan growth due to higher than normal loan payoffs and pressure on loan production.

Asset quality remains high, with nonperforming assets equal to 0.24 percent of total assets at September 30, 2005. Net charge-offs for the quarter were 0.002 percent of average loans. The loan loss provision for the quarter was $150 thousand, while the loan loss reserve was 1.29 percent of gross loans.

Shareholders’ equity totaled $61.57 million and represented 9.16 percent of total assets at September 30, 2005. At September 30, 2005, tangible book value was $53.28 million, or $10.38 per share, goodwill was $7.41 million and core deposit intangible assets were $880 thousand. The September 30, 2005 total risk-based capital ratio was 12.06% and the Tier 1 risk-based capital ratio was 10.90%.

The following table provides a reconciliation of non-GAAP measures.

Tangible Book Value Reconciliation Table
September 30, 2005
Shares outstanding	5,134,988
Shareholders’ equity	$61,568,780
Effect of intangible assets	$(8,290,745)
Tangible book value	$53,278,035

Book value per share	$11.99
Effect of intangible assets per share	$(1.61)
Tangible book value per share	$10.38

About First Capital Bancorp, Inc.

First Capital Bancorp, Inc., the parent company of First Capital Bank, is the sixth largest independent community bank holding company headquartered in the North Atlanta metropolitan area. The Company focuses on commercial lending and treasury management services for small- to medium-sized businesses. The Company has two full-service branches and three loan production offices located throughout the North Atlanta metropolitan area. Additional information may be found at the Company’s web site, www.fcbusa.com.

This press release includes unaudited financial tables and contains financial information determined by methods other than in accordance with Generally Accepted Accounting Principles ("GAAP"). These "non-GAAP" financial measures are “tangible book value" and “tangible book value per share.” The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. Tangible book value is defined as total equity reduced by recorded intangible assets. Tangible book value per share is defined as tangible book value divided by total common shares outstanding. These measures are important to many investors in the marketplace that are interested in period to period changes in book value per share exclusive of changes in intangible assets. These disclosures should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures, which may be presented by other companies. Refer to the "Tangible Book Value Reconciliation Table" for a more detailed analysis of these non-GAAP performance measures and the most directly comparable GAAP measures.

Safe Harbor

Certain of the matters discussed in this press release may constitute forward-looking statements for the purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of First Capital Bancorp, Inc. (the “Company”) to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. The words “expect,”“anticipated,”“intend,”“plan,”“believe,”“seek,”“estimate,” and similar expressions are intended to identify such forward-looking statements. The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation (a) the effects of future economic conditions on the Company and its customers; (b) the costs and effects of litigation and of unexpected or adverse outcomes in such litigation; (c) governmental monetary and fiscal policies, as well as legislative and regulatory changes; (d) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters; (e) the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks; (f) the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in the Company’s market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet; (g) technological changes; (h) acquisition and integration of acquired businesses; (i) the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral in various financial assets and liabilities; and (j) acts or war or terrorism. All written or oral forward-looking statements attributable to the Company are expressly qualified in their entirety by these cautionary statements.

FIRST CAPITAL BANCORP, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS

	September 30, 2005 (Unaudited)	December 31, 2004

ASSETS	($ in thousands)

Cash and due from banks	$19,067	$13,753
Interest-bearing deposits in banks	988	1,473
Federal funds sold and overnight investments	3,650	375
Cash and cash equivalents	23,705	15,601
Investment securities:
Securities available for sale, at fair value	124,229	130,640
Securities held to maturity, at cost (fair values of $5,546 and $6,975, respectively)	5,519	6,821
Restricted equity securities, at cost	6,844	6,818
Loans, net	488,490	478,570
Premises and equipment, net	1,055	1,056
Goodwill	7,411	6,681
Core deposit intangible	880	1,101
Other assets	14,292	10,947
Total assets	$672,425	$658,235

LIABILITIES
Deposits:
Non interest-bearing demand	$101,269	$77,341
Interest-bearing demand and money market	150,526	132,515
Savings	52	79
Time deposits of $100,000 or more	132,681	134,762
Other time deposits	95,250	113,974
Total deposits	479,778	458,671
Federal funds purchased and securities sold under repurchase agreements	1,863	11,210
Other borrowings	117,350	120,488
Other liabilities	5,473	4,660
Subordinated debentures	6,392	6,392
Total liabilities	610,856	601,421

STOCKHOLDERS' EQUITY
Preferred stock; no par value;
10,000,000 shares authorized; no shares issued
and outstanding	-	-
Common stock; $1 par value;
10,000,000 shares authorized; 5,283,797 and 5,170,000 shares issued, respectively	5,284	5,170
Surplus	37,327	35,902
Treasury stock, 148,809 and 142,888 shares, respectively	(1,243)	(1,122)
Unearned ESOP shares	(240)	(400)
Retained earnings	21,466	17,285
Accumulated other comprehensive loss	(1,025)	(21)
Total stockholders’ equity	61,569	56,814
Total liabilities and stockholders’ equity	$672,425	$658,235

FIRST CAPITAL BANCORP, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	FOR THE THREE-MONTH PERIOD ENDED SEPTEMBER 30,		FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30,
	($ in thousands except per share data)		($ in thousands except per share data)
	2005	2004	2005	2004

Interest Income:
Loans and leases, including fees	$8,952	$6,601	$25,038	$16,232
Investment securities:
U.S. Treasury and government agencies	410	391	1,202	827
Mortgage-backed securities	915	1,066	2,727	2,685
Other investments	176	267	549	856
Interest-bearing deposits in banks	10	6	23	12
Federal funds sold and overnight investments	28	11	61	36
Total interest income	10,491	8,342	29,600	20,648

Interest expense:
Interest-bearing demand, money market and savings	502	229	1,177	566
Time deposits of $100,000 or more	1,200	803	2,931	2,451
Other time deposits	815	817	2,350	1,905
Federal funds purchased, securities sold under repurchase agreements and other borrowings	1,360	1,064	3,827	3,256
Total interest expense	3,877	2,913	10,285	8,178
Net interest income	6,614	5,429	19,315	12,470
Provision for loan losses	150	175	450	1,025
Net interest income after provision for loan losses	6,464	5,254	18,865	11,445

Non interest income:
Service charges on deposit accounts	20	29	59	65
Loan servicing fee income	147	95	441	186
Mortgage origination fees	58	88	165	131
Gain on sale of loans, net	131	144	260	176
Net gain (loss) on sale of securities available for sale	-	(32)	26	(32)
Other income	124	93	274	191
Total non interest income	480	417	1,225	717

Non interest expense:
Salaries and other compensation expense	2,639	2,400	8,081	5,406
Net occupancy and equipment expense	425	384	1,316	762
Other expense	1,399	1,173	4,095	2,673
Total non interest expense	4,463	3,957	13,492	8,841

Income before income taxes	2,481	1,714	6,598	3,321
Income tax expense	891	613	2,417	1,173
Net income	$1,590	$1,101	$4,181	$2,148

Basic earnings per share	$.31	$.22	$.83	$.62
Fully diluted earnings per share	$.30	$.21	$.80	$.60
Cash dividends per common share	$-	$-	$-	$-

For more information, please contact:
H.N. (Nat) Padget
President & CEO
888-921-2265
nat.padget@fcbusa.com

William R. (Bill) Blanton
Vice Chairman, COO & CFO
888-921-2265
bill.blanton@fcbusa.com